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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the references to our firm under the caption "Experts" and to the use of our report dated March 20, 1998 (except note 15, which is as of November 18, 1998 and notes 6 and 8, which are as of December 30, 1998), with respect to the consolidated financial statements of Moores Retail Group Inc. included in the Registration Statement of The Men's Wearhouse, Inc. on Form S-3 for the registration of 2,750,000 shares of common stock.

                                    /s/ ERNST & YOUNG LLP

Montreal, Canada                    Chartered Accountants
December 30, 1998